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                                 Exhibit 5.1

                                                                Attorneys at Law
                                                                       Suite 400
KILPATRICK STOCKTON LLP                                    4101 Lake Boone Trail
                                             Raleigh, North Carolina  27607-6519
                                                         Telephone: 919.420.1700
                                                         Facsimile: 919.420.1800

November 9, 1998


Park `N View, Inc.
11711 N.W. 39th Street
Coral Springs, Florida 33065

Re:  Registration Statement on Form S-4 (No. 333-59889)

Ladies and Gentlemen:

         We have acted as counsel to Park `N View, Inc., a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the 13% Series B Senior Notes due 2008 (the "New Notes") of the Company to be offered in exchange for all outstanding 13% Series A Senior Notes due 2008 (the "Old Notes") of the Company. The New Notes will be issued pursuant to an indenture (the "Indenture"), dated as of May 27, 1998, by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

         As such counsel, we have examined, among other things, (i) the Registration Statement, (ii) the Indenture, and (iii) the form of the New Notes. The New Notes and the Indenture are sometimes collectively referred to herein as the "Securities Documents." We have examined the proceedings and other actions taken by the Company in connection with the authorization, execution and delivery of the Indenture and the issuance of the New Notes thereunder. We also have made such other inquiries and examined, among other things, originals or copies, certified or otherwise, identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

         In rendering this opinion, we have assumed:

         (i) The due and valid execution and delivery of the Indenture by the Trustee, and that the Indenture constitutes the legal, valid and binding agreement of the Trustee; and

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KILPATRICK STOCKTON LLP

Park 'N View, Inc.
November 9, 1998
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         (ii) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing and in reliance thereon, subject to the qualifications, exceptions, assumptions and limitations herein contained, and subject to receipt by the Company from the Commission of an order declaring the Registration Statement effective, we are of the opinion that the New Notes, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed and authenticated as specified in the Indenture, will be legally issued and will constitute binding obligations of the Company.

         The foregoing opinion is also subject to the following additional qualifications, exceptions, assumptions and limitations:

         A. We render no opinion herein as to matters involving any laws other than the laws of the United States of America, the State of New York, the State of North Carolina and the General Corporation Law of the State of Delaware. This opinion is limited to the effect of the present state of such laws and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

         B. Our opinion set forth herein is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers, conveyances and obligations or preferential transfers and distributions) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the validity, legally binding nature or

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KILPATRICK STOCKTON LLP

Park 'N View, Inc.
November 9, 1998
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enforceability of any provision in the Securities Documents relating to indemnification, exculpation or contribution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                Very truly yours,

                                                /s/ Kilpatrick Stockton LLP